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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §§ 240.14a-11(c) or §§ 240.14a-12
FINLAY ENTERPRISES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FINLAY ENTERPRISES, INC.

529 Fifth Avenue
New York, New York 10017
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
September 8, 2004

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Special Meeting of the Stockholders of Finlay Enterprises, Inc. (the "Company") will be held on September 8, 2004 at 10:00 a.m. (local time) at the Company's offices located at 529 Fifth Avenue (entrance on 44th Street), 5th Floor, New York, New York, for the following purposes:

        1.     To consider and vote upon a proposal to approve the Company's 2004 Cash Bonus Plan;

        2.     To consider and vote upon a proposal to approve an amendment to the Company's 1997 Long Term Incentive Plan to allow for awards based on performance to be deductible under Section 162(m) of the Internal Revenue Code; and

        3.     To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed July 27, 2004 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

        You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

By Order of the Board of Directors.
Bonni G. Davis Vice President, Secretary and General Counsel

Dated: August 2, 2004

YOUR VOTE IS IMPORTANT.
THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

FINLAY ENTERPRISES, INC.
529 Fifth Avenue
New York, New York 10017

PROXY STATEMENT

        The enclosed proxy is solicited on behalf of the Board of Directors of Finlay Enterprises, Inc. (the "Company") pursuant to this proxy statement (to be mailed on or about August 2, 2004) for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at the time and place shown in the attached Notice of Special Meeting. Shares represented by properly executed proxies, if returned in time, will be voted at the Special Meeting as specified or, if not otherwise specified, in favor of the proposal to approve the Company's 2004 Cash Bonus Plan (the "Cash Bonus Plan") and in favor of an amendment to the Company's 1997 Long Term Incentive Plan, as amended (the "1997 Plan"), to allow for awards based on performance to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company or by your requesting the return of the proxy at the Special Meeting. Any later dated proxies will revoke proxies submitted earlier.

RECORD DATE

        The record date for the determination of holders of common stock, par value $.01 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Special Meeting is July 27, 2004 (the "Record Date").

VOTING SECURITIES

        As of the Record Date, 8,837,342 shares of Common Stock of the Company were outstanding. Holders of record of Common Stock as of such date will be entitled to one vote for each share held. A majority of all shares of Common Stock outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

        With respect to the matters to come before the shareholders at the Special Meeting, (i) the proposal to approve the Cash Bonus Plan shall be determined by the affirmative vote of a majority of the votes cast by stockholders in person or represented by proxy at the Special Meeting and entitled to vote thereon and (ii) the proposal to amend the 1997 Plan shall be determined by the affirmative vote of a majority of the votes cast by stockholders in person or represented by proxy at the Special Meeting and entitled to vote thereon. With respect to each of Proposal No. 1 and Proposal No. 2, if the stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Special Meeting for such matter but, since they are not affirmative votes for the matter, will have the same effect as votes against the matter. With respect to failures to vote and broker non-votes on the matter, the shares are not considered present at the Special Meeting for such matter and they are, therefore, not considered as votes cast and are not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such matter by reducing the total number of shares from which the majority is calculated.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of the Record Date by (i) each person who, to the knowledge of the Company, was the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or Finlay Fine Jewelry Corporation, a wholly-owned subsidiary of the Company ("Finlay Jewelry" and together with the Company, "Finlay"), listed in the Summary Compensation Table under the caption "Executive Compensation" and (iv) all directors and executive officers as a group. The Company owns all of the issued and outstanding capital stock of Finlay Jewelry.

	Shares of Common Stock Beneficially Owned(1)
Name	Number of Shares	Percentage of Class
FMR Corp.(2).	1,047,800	11.7%
Wells Fargo & Company(3)	702,280	7.9%
Arthur E. Reiner(1)(4)	582,355	6.3%
Investment Counselors of Maryland, LLC(5)	560,925	6.3%
Prides Capital Partners, L.L.C. (6)	466,884	5.3%
David B. Cornstein(1)	452,579	5.1%
Leslie A. Philip(1)(7)	124,303	1.4%
Joseph M. Melvin(1)(8)	118,475	1.3%
Norman S. Matthews(9)	85,175	1.0%
Edward J. Stein(1)(10)	76,046	*
Bruce E. Zurlnick(1)(11)	37,050	*
Michael Goldstein(12)	32,439	*
John D. Kerin(1)(13)	11,966	*
Rohit M. Desai(14)	8,966	*
Thomas M. Murnane(1) (15)	7,055	*
Richard E. Kroon(1) (16)	1,966	*
Ellen R. Levine(17)	734	*
All directors and executive officers
as a group (13 persons)(18)	1,539,109	15.8%

*
Less than one percent.

(1)
Based on 8,837,342 shares outstanding on the Record Date. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days of the Record Date have been exercised. Except as noted below, each beneficial owner has sole voting power and sole investment power, subject (in the case of the Company's directors and executive officers) to the terms of the Amended and Restated Stockholders' Agreement dated as of March 6, 1995, as amended (the "Stockholders' Agreement"), by and among the Company and certain securityholders of the Company. The address for the beneficial owners named in the table, unless specified otherwise in a subsequent footnote, is c/o the Company, 529 Fifth Avenue, New York, New York 10017.

(2)
These shares represent shares reported as beneficially owned by FMR Corp. in a joint filing on Amendment No. 4 dated February 16, 2004 to a Schedule 13G dated February 1, 1999, as amended, filed with the Securities and Exchange Commission (the "Commission") by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low Priced Stock Fund (the "Fund"). According to said Schedule 13G Amendment, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Ms. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Ms. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B stockholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The Schedule 13G Amendment further states that Fidelity, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the 1,047,800 shares which are the subject of the Schedule 13G Amendment as a result of its acting as investment adviser to the Fund, an investment company which owns all of such 1,047,800 shares. Mr. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 1,047,800 shares owned by the Fund. Neither FMR Corp. nor Mr. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees. The address for FMR Corp., Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
According to Amendment No. 1, dated February 11, 2004, to a Schedule 13G dated January 23, 2004, as amended, filed with the Commission by Wells Fargo & Company and Wells Capital Management Incorporated, Wells Fargo & Company has sole power to vote 700,225 shares and sole power to dispose of 682,280 shares and Wells Capital Management Incorporated has sole power to vote 680,225 shares and sole power to dispose of 680,280 shares. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104 and the address for Wells Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, California 94104.

(4)
Includes options to acquire 420,000 shares of Common Stock having exercise prices ranging from $7.05 to $14.00 per share. Also includes 150,000 shares of restricted stock and 7,986 participant restricted stock units, or RSUs (as herein defined), and excludes 7,986 matching RSUs, which are not yet vested.

(5)
According to Amendment No. 2, dated February 5, 2004, to a Schedule 13G, dated February 6, 2003, as amended, filed with the Commission by Investment Counselors of Maryland, LLC ("Investment Counselors"), Investment Counselors has sole power to vote 423,137 shares and sole power to dispose of all the indicated shares, and shares power to vote 137,788 shares and shares power to dispose of none of such shares. All of the indicated shares are owned by various investment advisory clients of Investment Counselors, which is deemed to be a beneficial owner of the shares due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Investment Counselors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. According to the Schedule 13G Amendment, no individual client of Investment Counselors holds more than five percent of the class. The address for Investment Counselors of Maryland, LLC is 803 Cathedral Street, Baltimore, Maryland 21201-5297.

(6)
These shares represent shares reported as beneficially owned by Prides Capital Partners, L.L.C. in a joint filing on a Schedule 13D dated July 1, 2004 filed with the Commission by Prides Capital Partners, L.L.C., Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu. According to said Schedule 13D, voting and investment power over the 466,884 shares is held solely by Prides Capital Partners, L.L.C. The address for Prides Capital Partners, L.L.C., Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy, and Christian Puscasiu is 200 High Street, Ste. 700, Boston, Massachusetts 02110.

(7)
Includes options to acquire an aggregate of 120,667 shares of Common Stock having exercise prices ranging from $7.05 to $23.1875 per share. Also includes 3,636 participant RSUs and excludes 3,636 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Ms. Philip upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 5,000 shares of restricted stock awarded in April 2004, which shares are to be received by Ms. Philip upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(8)
Includes options to acquire an aggregate of 114,000 shares of Common Stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 3,475 participant RSUs and excludes 3,475 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Melvin upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 5,000 shares of restricted stock awarded in April 2004, which shares are to be received by Mr. Melvin upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(9)
Includes options to acquire an aggregate of 58,000 shares of Common Stock having exercise prices ranging from $8.50 to $13.875 per share. Also includes 1,737 participant RSUs and 466 matching RSUs which have vested, and excludes 1,271 matching RSUs, which are not yet vested. Mr. Matthews' address is 650 Madison Avenue, New York, New York 10022.

(10)
Includes options to acquire an aggregate of 65,000 shares of Common Stock having exercise prices ranging from $7.05 to $13.4219 per share. Also includes 3,046 participant RSUs and excludes 3,046 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Stein upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 2,500 shares of restricted stock awarded in April 2004, which shares are to be received by Mr. Stein upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(11)
Includes options to acquire an aggregate of 29,333 shares of Common Stock having exercise prices ranging from $7.05 to $13.5625 per share. Also includes 2,417 participant RSUs and excludes 2,417 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Zurlnick upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by the Company. Also excludes 2,500 shares of restricted stock awarded in April 2004, which shares are to be received by Mr. Zurlnick upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by the Company.

(12)
Includes options to acquire an aggregate of 20,000 shares of Common Stock having exercise prices ranging from $9.85 to $13.4375 per share. Also includes 1,923 participant RSUs and 516 matching RSUs which have vested, and excludes 1,407 matching RSUs, which are not yet vested. The address of Mr. Goldstein is c/o Toys "R" Us, Inc., One Geoffrey Way, Wayne, New Jersey 07470.

(13)
Includes options to acquire an aggregate of 10,000 shares of Common Stock having exercise prices ranging from $11.215 to $14.5938 per share. Also includes 1,550 participant RSUs and 416 matching RSUs which have vested, and excludes 1,134 matching RSUs, which are not yet vested.

(14)
Includes options to acquire an aggregate of 5,000 shares of Common Stock having an exercise price of $15.877 per share. Also includes 1,550 participant RSUs and 416 matching RSUs which have vested, and excludes 1,134 matching RSUs, which are not yet vested. The address of

  Mr. Desai is c/o Desai Capital Management Incorporated, 410 Park Avenue, New York, New York 10022.

(15)
Includes options to acquire an aggregate of 5,000 shares of Common Stock having an exercise price of $12.939 per share. Also includes 1,639 participant RSUs and 416 matching RSUs which have vested, and excludes 1,223 matching RSUs, which are not yet vested.

(16)
Includes 1,550 participant RSUs and 416 matching RSUs which have vested, and excludes 1,134 matching RSUs, which are not yet vested.

(17)
Includes 734 participant RSUs and excludes 734 matching RSUs, which are not yet vested. The address of Ms. Levine is c/o Good Housekeeping, 250 West 55th Street, New York, New York 10019.

(18)
Includes options to acquire an aggregate of 847,000 shares of Common Stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 31,243 participant RSUs and 2,646 matching RSUs which have vested and excludes 28,597 matching RSUs which are not yet vested. Also includes 150,000 shares of restricted stock and excludes 15,000 shares of restricted stock awarded in October 2003, which shares are to be received upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if the respective officers are then employed by the Company. Also excludes 15,000 shares of restricted stock awarded in April 2004, which shares are to be received upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if the respective officers are then employed by the Company.

        The Company's fiscal year ends on the Saturday closest to January 31. References herein to 2004, 2003, 2002, 2001 and 2000 relate to the fiscal years ended on January 29, 2005, January 31, 2004, February 1, 2003, February 2, 2002 and February 1, 2001, respectively.

PROPOSAL NO. 1

Approval of the Finlay Enterprises, Inc.
2004 Cash Bonus Plan

Background

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's Federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per taxable year. Section 162(m) denies to a publicly held corporation a deduction, in determining its taxable income, for "covered compensation" in excess of $1 million paid in any taxable year to those individuals who, at the end of the taxable year, are "covered employees" (defined to mean the Company's Chief Executive Officer and other Company employees whose total compensation for the taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reason of such employees being among the four highest compensated officers for the taxable year, other than the Chief Executive Officer). "Covered compensation" does not include amounts payable upon the attainment of performance goals established by a committee of outside directors if the material terms of the performance goals are approved by the Company's stockholders.

        In July 2004, the Board of Directors of the Company, upon the recommendation of the Compensation Committee (the "Committee"), adopted, subject to stockholder approval, the Finlay Enterprises, Inc. 2004 Cash Bonus Plan (the "Cash Bonus Plan") so as to qualify bonuses paid under the Cash Bonus Plan as "performance-based" for purposes of Section 162(m) of the Code. The Cash Bonus Plan is intended to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to link a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain key executives on a competitive basis, while seeking to preserve for the benefit of the Company, to the extent practicable, the associated Federal income tax deduction for payments of qualified "performance-based" compensation.

        Under Section 162(m) of the Code, the Cash Bonus Plan must be submitted for stockholder approval. Upon receipt of stockholder approval, the Committee will be able to pay cash bonuses following such approval which would qualify as performance-based compensation under Section 162(m) of the Code. No bonuses may be paid under the Cash Bonus Plan unless and until it has been approved by the Company's stockholders.

        Pursuant to an employment agreement under which Arthur E. Reiner is serving as Chairman of the Board, President and Chief Executive Officer of the Company for a term expiring January 31, 2005, Mr. Reiner's bonus arrangement does not presently qualify as "performance-based" compensation and, as a result, the Company cannot deduct the bonus payments to him. Accordingly, in order to be in a position to allow the Company to structure bonus arrangements with Mr. Reiner and other executives in the future so as to satisfy the requirements of Section 162(m) of the Code, the proposal to approve the Cash Bonus Plan will be presented at the Special Meeting.

        The following description of the Cash Bonus Plan is qualified in its entirety by reference to the full text of such Plan, which is attached hereto as Annex A.

Summary of the Cash Bonus Plan

        Eligibility.    For a portion of fiscal 2004 (the "Initial Period") and for each fiscal year commencing with the 2005 fiscal year, the participants in the Cash Bonus Plan will be those key executives who are designated by the Committee to participate in the Cash Bonus Plan from time to time. The Committee reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines that it would be in the best interests of the Company and its stockholders to do so, even if the result is a loss of deductibility for certain compensation payments.

        Business criteria upon which performance goals will be based.    Specific performance goals for participating executives will be selected from among the business criteria described below. These goals must be established for each participant by the Committee prior to the 91st day of each performance period, but no later than the expiration of the first 25% of a performance period having a duration of less than one year for determining the participant's business criteria target.

        Under the Cash Bonus Plan, the Committee must set one or more objective performance goals for each participant for the Initial Period and each subsequent fiscal year, or portion thereof, using one or more such goals established by the Committee, which shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied. The performance goals set by the Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

        The measures used in performance goals set under the Cash Bonus Plan shall be determined in a manner consistent with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods of reporting used in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business or to changes in accounting principles or law, except as may otherwise be determined by the Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Committee.

        Benefits under the Cash Bonus Plan.    In general, the benefits under the Cash Bonus Plan will consist of a cash bonus payable to participants provided the performance goals established by the Committee are met (and, if met, the extent to which such goals are met.) The bonus opportunity for each participant under the Cash Bonus Plan each performance period will be related by a specific formula to the participant's base salary at the start of such performance period, provided that the maximum bonus paid under the plan to any individual in respect of any fiscal year shall not exceed $2 million.

        Administration of the Cash Bonus Plan.    The Cash Bonus Plan will be administered by the Committee, which at all times shall be composed solely of at least two directors who are "outside directors" within the meaning of Section 162(m). All determinations of the Committee with respect to the Cash Bonus Plan will be in its discretion and be binding. The expenses of administering the Cash Bonus Plan will be borne by the Company.

        Power to amend or terminate the Cash Bonus Plan.    The Board of Directors may at any time terminate or suspend the Cash Bonus Plan or revise it in any respect, provided that (i) no amendment shall be made which would cause bonuses payable under the plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code and (ii) no such action shall adversely affect a participant's rights under the Cash Bonus Plan with respect to bonus arrangements agreed to by the Company and the participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the participant.

New Plan Benefits

        As the Committee sets performance goals, targets and related maximum bonus opportunities annually, amounts payable under the Cash Bonus Plan are not determinable at this time. Actual amounts will depend on the size of the awards and on the actual performance over the performance period of the awards. Reference is made to the "Executive Compensation" section in this proxy statement for information concerning awards made under the Company's existing long-term incentive plans.

Vote Required for Approval

        The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for approval of the Cash Bonus Plan. Under applicable regulations, if the Cash Bonus Plan is approved, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 2008, unless stockholder approval is required prior thereto in connection with an amendment of the Cash Bonus Plan.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE CASH BONUS PLAN.

PROPOSAL NO. 2

Amendment of the 1997 Long Term Incentive Plan

Background

        In March 1997, the Board of Directors of the Company adopted the 1997 Plan, which was approved by the Company's stockholders in June 1997. Pursuant to the 1997 Plan as currently in effect, the Company is authorized to grant awards covering an aggregate of 1,850,000 shares of Common Stock. The purpose of the 1997 Plan is to provide an incentive and reward for those executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Company, to closely align the interests of such employees and other persons with the interests of stockholders of the Company by linking benefits to stock performance and to retain the services of such persons, as well as to attract new key employees. In furtherance of that purpose, the 1997 Plan authorizes the grant, subject to applicable law, to executives, directors, key employees, consultants and other persons who are deemed to render significant services to the Company or its subsidiaries of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, performance unit awards or any combination thereof. In June 2003, the Company's stockholders approved the RSU Plans (as hereinafter defined under the caption "Executive Compensation—Long-Term Incentive Plans") under which shares of Common Stock to be issued in respect of RSUs (as hereinafter defined) will be funded solely from shares available for issuance under the Company's existing incentive plans, including the 1997 Plan.

        In July 2004, the Board of Directors of the Company, upon the recommendation of the Committee, adopted, subject to stockholder approval, an amendment to the 1997 Plan as described below to allow for awards based on performance to be deductible under Section 162(m) of the Code. Compliance with the requirements of Section 162 (m) would enable the Company to deduct compensation associated with awards under the plan which qualifies as "performance-based" for purposes of Section 162(m) of the Code.

        Under Section 162(m) of the Code, the amendment to the 1997 Plan must be submitted for stockholder approval. Accordingly, there will be presented at the Special Meeting a proposal to approve the adoption of the amendment to the 1997 Plan, which if approved will have the effect of qualifying subsequent "performance-based" awards under the 1997 Plan.

        The material features of the 1997 Plan as currently in effect are described below under the heading "Executive Compensation—Long-Term Incentive Plans."

        A copy of the amendment to the 1997 Plan, as adopted by the Board of Directors, is attached hereto as Annex B.

Summary of Amendment to 1997 Plan

        The Board of Directors believes it is advantageous to amend the 1997 Plan so that certain awards under the 1997 Plan qualify as "performance-based" compensation under Section 162(m) of the Code and thereby are eligible to qualify for deductibility.

        The amendment to the 1997 Plan would provide that if the Committee determines, at the time an award is granted to a participant who is then an officer, that such participant is, or is likely to be as of the end of the taxable year in which the Company would ordinarily claim a tax deduction in connection with such award, a "covered employee", then the Committee may provide that the distribution of cash, shares or other property pursuant to the 1997 Plan shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, adjusted net income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the 1997 Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiations of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or exercise of specific areas of managerial responsibility. The Committee will not have discretion to increase awards over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the awards have been satisfied. The performance goals set by the Committee may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Company (including one or more divisions, if any) and/or the current or past performance of other companies. The performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

        The measures used in performance goals set under the 1997 Plan shall be determined in a manner consistent with GAAP and in a manner consistent with the methods of reporting used in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business, or to changes in accounting principles or law, except as may otherwise be determined by the Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Committee.

New Plan Benefits

        Future awards, if any, that will be made to eligible participants under the 1997 Plan are subject to the discretion of the Committee and performance goals determined by the Committee therefore are not determinable at this time.

Vote Required

        The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for approval of the amendment to the 1997 Plan.

Recommendation of the Board Of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1997 PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information with respect to the compensation in fiscal years 2003, 2002 and 2001 of Finlay's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or Finlay Jewelry (collectively, the "Named Executive Officers").

					Long Term Compensation
	Annual Compensation				Awards
Name And Principal Position	Year	Salary	Bonuses(1)	Other Annual Compensation(2)	Restricted Stock Award(s)		Securities Underlying Options/ SARs(#)	All Other Compensation(3)
Arthur E. Reiner Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	2003 2002 2001	$970,000 935,000 900,000	$597,520 521,169 180,900	$16,775 18,343 18,465	$773,500 — 1,219,000	(4) (4)	50,000 — 100,000	$46,096 38,702 29,071	(4) (4)
Joseph M. Melvin Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry	2003 2002 2001	$422,056 407,057 387,060	$259,986 226,893 77,799	— — —	$75,700 — —	(5)	5,000 — 45,000	$15,000 8,895 83,895	(6)
Leslie A. Philip Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry	2003 2002 2001	$441,690 426,690 406,691	$272,081 237,837 81,745	— — —	$75,700 — —	(7)	5,000 — 50,000	$15,000 8,895 158,895	(8)
Edward J. Stein Senior Vice President and Director of Stores of Finlay Jewelry	2003 2002 2001	$370,056 360,055 347,052	$227,954 200,695 69,757	— —	$37,850 — —	(9)	2,500 — 15,000	$10,750 8,895 8,895
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry	2003 2002 2001	$285,000 275,000 262,500	$180,834 153,285 52,763	— —	$37,850 — —	(10)	2,500 — 15,000	$10,750 8,895 8,895

(1)
In April 2004, amounts equal to twenty-five percent (25%) of the bonuses referred to in the table above for fiscal 2003 were deferred and, in accordance with the Executive Plan (as defined herein), RSUs were credited to accounts of the named executive officers. As a result, the Named Executive Officers own RSUs in the amounts set forth below:

	Participant RSUs	Matching RSUs
Arthur E. Reiner	7,986	7,986
Joseph M. Melvin	3,475	3,475
Leslie A. Philip	3,636	3,636
Edward J. Stein	3,046	3,046
Bruce E. Zurlnick	2,417	2,417
(2)
Represents tax equalization payments made in connection with life insurance premiums paid by Finlay.

(3)
Includes for each Named Executive Officer the sum of the following amounts earned in 2003, 2002 and 2001:

		Life Insurance (a)		Retirement Benefits (b)	Medical Benefits (c)
Arthur E. Reiner	2003 2002 2001		$20,176 20,176 20,176	$6,500 5,525 5,525	$8,500 3,370 3,370
Joseph M. Melvin	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$8,500 3,370 3,370
Leslie A. Philip	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$8,500 3,370 3,370
Edward J. Stein	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$4,250 3,370 3,370
Bruce E. Zurlnick	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$4,250 3,370 3,370

  (a)
  Insurance premiums paid by Finlay with respect to life insurance for the benefit of the Named Executive Officer.

  (b)
  The dollar amount of all matching contributions and profit sharing contributions under Finlay's 401(k) profit sharing plan allocated to the account of the Named Executive Officer.

  (c)
  The insurance premiums paid in respect of the Named Executive Officer under Finlay's Executive Medical Benefits Plan.

(4)
Included in the other compensation set forth in the "All Other Compensation" column in the table above are taxable auto allowances and employer provided travel of $10,920 and $9,631 for 2003 and 2002, respectively. The value of the 100,000 shares of restricted stock issued to Mr. Reiner in February 2001, and the value of the 50,000 shares of restricted stock issued to Mr. Reiner in August 2003, is based on the closing prices on the dates of issuance. At January 31, 2004, Mr. Reiner owned 100,000 shares of restricted stock, subject to vesting, having an aggregate market value at such date of $1,483,000, and 50,000 shares of restricted stock, subject to vesting, having an aggregate market value at such date of $741,500. To the extent dividends are paid on the Company's Common Stock, generally, dividends would be paid on the restricted stock. See "—Employment and Other Agreements and Change of Control Arrangements."

(5)
The value of the 5,000 shares of restricted stock awarded to Mr. Melvin in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if he is then employed by the Company, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $74,150. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(6)
Included in the other compensation set forth in the "All Other Compensation" column in the table above was a special bonus of $75,000 in accordance with a retention agreement entered into in February 1999 that Finlay paid to Mr. Melvin in February 2002.

(7)
The value of the 5,000 shares of restricted stock awarded to Ms. Philip in October 2003, which shares are to be received by her upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if she is then employed by the Company, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $74,150. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(8)
Included in the other compensation set forth in the "All Other Compensation" column in the table above was a special bonus of $150,000 in accordance with a retention agreement entered into in February 1999 that Finlay paid to Ms. Philip in February 2002.

(9)
The value of the 2,500 shares of restricted stock awarded to Mr. Stein in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if he is then employed by the Company, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $37,075. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

(10)
The value of the 2,500 shares of restricted stock awarded to Mr. Zurlnick in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if he is then employed by the Company, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $37,075. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by the Company in such manner as it deems equitable.

        Mr. Reiner was named Chairman of the Company effective February 1, 1999 and, from January 1995 to such date, served as Vice Chairman of the Company. For a discussion of the employment and other arrangements with Mr. Reiner, see "—Employment and Other Agreements and Change of Control Arrangements."

Long-Term Incentive Plans

        The Company has long-term incentive plans for which it has reserved a total of 2,582,596 shares of Common Stock for issuance in connection with awards. Of this total, 732,596 shares of Common Stock have been reserved for issuance under the Company's Long Term Incentive Plan (the "1993 Plan"), of which 484,543 shares have been issued to date in connection with the exercises of options granted under the 1993 Plan and 186,787 shares are reserved for issuance upon exercise of currently outstanding options. The remaining 61,266 shares of Common Stock are available for future grants under the 1993 Plan. In 1997, the Company's Board of Directors and stockholders approved the Company's 1997 Plan (together with the 1993 Plan and the RSU Plans described below, the "Incentive Plans"), which was intended to supplement the 1993 Plan. The 1997 Plan is similar to the 1993 Plan and provides for the grant of the same types of awards as are available under the 1993 Plan. The maximum number of shares of Common Stock available for issuance under the 1997 Plan is 1,850,000. Of this total, 150,694 shares have been issued to date in connection with exercises of options granted under the l997 Plan, 156,000 shares have been issued to date in connection with restricted stock arrangements, 1,046,115 shares are reserved for issuance upon exercise of currently outstanding options and 153,096 shares are reserved for issuance in connection with purchases and awards under the Executive Plan and the Director Plan (as defined below). The remaining 344,095 shares of Common Stock are available for future grants under the 1997 Plan.

        In April 2003, the Board of Directors adopted the Executive Deferred Compensation and Stock Purchase Plan (the "Executive Plan") and the Director Deferred Compensation and Stock Purchase Plan (the "Director Plan" and collectively with the Executive Plan, the "RSU Plans"), which were approved by the Company's stockholders in June 2003. In addition to giving the Company the ability to make stock-based awards to current or future key executives and directors under the RSU Plans, the Company believes that the RSU Plans create a means to provide deferred compensation to such selected individuals and to raise the level of stock ownership in the Company by such executives and directors thereby strengthening the mutuality of interests between them and the Company's stockholders. Under the RSU Plans, key executives of Finlay and the Company's non-employee directors, as selected by the Committee, are eligible to acquire restricted stock units ("RSUs"). An RSU is a unit of measurement equivalent to one share of common stock but with none of the attendant rights of a stockholder of a share of common stock. Two types of RSUs are awarded under the RSU Plans: (i) participant RSUs, where a plan participant may elect to defer, in the case of an executive employee, a portion of his or her actual or target bonus, and in the case of a non-employee director, his or her retainer fees and committee chairmanship fees, and receive RSUs in lieu thereof and (ii) matching RSUs, where the Company credits a participant's plan account with one matching RSU for each participant RSU that a participant elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as set forth in the RSU Plans, as more fully described below. At the time of distribution under the RSU Plans, RSUs are converted into actual shares of Common Stock of the Company. As of May 1, 2004, 84,542 RSUs were awarded and purchased under the RSU Plans. The shares of Common Stock to be issued under the RSU Plans will be funded solely by the shares of Common Stock already available for issuance under the Incentive Plans.

        The Incentive Plans permit the Company to grant to key employees, directors and consultants of the Company and its subsidiaries the following: (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards, including purchases and awards under the Executive Plan and the Director Plan, subject to such terms and conditions as the Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in Common Stock in the discretion of the Company's Committee; or (vi) any combination of the foregoing. The 1997 Plan provides, however, that no participant may be granted, during any fiscal year, options or other awards relating to more than 200,000 shares of Common Stock.

        The Incentive Plans are administered by the Committee. Under the Incentive Plans, the Company may grant stock options which are either "incentive stock options" within the meaning of Section 422 of the Code, or non-incentive stock options. Incentive options are designed to result in beneficial tax treatment to the optionee, but no tax deduction for the Company. Non-incentive options will not give the optionee the tax benefits of incentive stock options, but generally will entitle the Company to a tax deduction when and to the extent income is recognized by the optionee.

        The Incentive Plans provide that the per share exercise price of an option granted under the plans shall be determined by the Committee. The exercise price of an incentive stock option may not, however, be less than 100% of the fair market value of the Common Stock on the date of grant and the duration of an incentive option may not exceed ten years from the date of grant. In addition, an incentive option that is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the "employer corporation" (as defined in the Code) or any parent or subsidiary thereof shall have a per share exercise price which is at least 110% of the fair market value of the Common Stock on the date of grant and the duration of any such option may not exceed five years. Options granted under the Incentive Plans become exercisable at such time or times as the Committee may determine at the time the option is granted. Options generally are nontransferable and are exercisable only by the participant.

        Various vesting schedules have also been utilized by Finlay. Finlay's grants typically contain transfer and certain other restrictions and provide that options not vested may expire in the event of termination of employment under certain circumstances. In addition, (i) if an optionee's employment is terminated for cause, such optionee's options will terminate immediately, (ii) if an optionee's employment is terminated due to death, "disability" or "retirement" (each as defined in the Incentive Plans), such optionee's options become fully vested and exercisable for a specified period following termination and (iii) if an optionee's employment is terminated for any other reason, such optionee's options remain exercisable to the extent vested for a specified period following termination.

        The Incentive Plans may be amended or terminated by the Board at any time, but no such termination or amendment may, without the consent of a participant, adversely affect the participant's rights with respect to previously granted awards.

        Key executives of the Company and its and their subsidiaries are eligible to purchase RSUs under the Executive Plan. Eligibility under the Executive Plan is determined by the Committee, in its sole discretion. Any director of the Company who is not an active employee of the Company or any of its and their subsidiaries who is selected to receive retainer fees by the Committee is eligible to purchase RSUs under the Director Plan.

        At the times set forth in the Executive Plan, a participant may elect to defer 25% of his or her annual actual or target bonus, or the greater of the actual or target bonus as elected by a participant, that would otherwise be paid in cash to the participant under the Company's management bonus opportunity plan, and receive RSUs in lieu thereof. Participant RSUs generally will be credited under the Executive Plan to a participant's account on or about April 25th of each plan year in an amount equal to: (i) 25% of the participant's actual or target bonus, or the greater of the actual or target bonus as elected by a participant, to be received as an award of participant RSUs divided by (ii) the fair market value (as defined in the Executive Plan) of a share of Common Stock on the award date.

        At the times set forth in the Director Plan, a participant may elect to defer 100% of his or her eligible director fees (which are annual fees received by a participant for services as a Chairman of any committee of the Board of Directors and any retainer fees) that would otherwise be paid to the director participant in cash for a fiscal year, and receive RSUs in lieu thereof. Participant RSUs are credited to a participant's account on the first business day of each fiscal quarter in an amount equal to: (i) 100% of the participant's eligible director fees that the participant elects to receive as an award of participant RSUs divided by (ii) the fair market value (as defined in the Director Plan) of a share of Common Stock on the award date.

        On each award date, with respect to each participant RSU that a participant elects to purchase under the RSU Plans, the Company credits a participant's account with one matching RSU. At the time of distribution, RSUs will be converted into actual shares of Common Stock.

        Participant RSUs are fully vested at all times. Matching RSUs under the Executive Plan vest three years after the applicable award date, provided the participant is continuously employed by the Company or a subsidiary from the award date through the applicable vesting date. In the event a participant's employment is terminated for any reason (other than by the Company without "cause" or as a result of death, "disability," "retirement" or a "change in control" (as each such term is defined in the Executive Plan)) prior to the applicable vesting date, all unvested matching RSUs will be forfeited. Notwithstanding the foregoing, upon a participant's death, "disability" or "change in control," in each case while employed by the Company or a subsidiary, all unvested matching RSUs will become 100% vested. Upon a termination of a participant's employment by the Company or a subsidiary without "cause" or upon "retirement", a participant's unvested matching RSUs will be subject to pro-rata vesting, based on the number of whole years employed in a particular vesting period, and any remaining unvested matching RSUs will be forfeited. Matching RSUs under the Director Plan vest on the one year anniversary of the award date, provided the participant continuously serves as a director of the Company from the applicable award date through the applicable vesting date. In the event a participant's directorship is terminated for any reason (other than death, "disability," or "change in control" (as each such term is defined in the Director Plan"), all unvested matching RSUs will be forfeited. Upon a participant's death, "disability" or "change in control," all unvested matching RSUs will become 100% vested.

        For each participant RSU, a participant will receive one share of Common Stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of: (i) a participant's termination of employment or directorship or (ii) the expiration of the deferral period elected by the participant (i.e., three, five or seven years after an award date, or as extended or terminated early in accordance with the applicable RSU Plans).

        For each vested matching RSU, a participant will receive one share of Common Stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of: (i) a participant's termination of employment or directorship or (ii) the expiration of the deferral period elected by the participant, provided that if a participant's employment or directorship is terminated for any reason other than due to death, "disability", or a "change in control" or a termination of the RSU Plan, each vested matching RSU in a participant's account will be distributed twelve months after such termination.

        In general, upon a participant's termination of employment or directorship, any unvested matching RSUs will be forfeited. If a participant's employment or directorship is terminated for "cause," all matching RSUs (whether vested or unvested) shall be forfeited to the extent unpaid.

        If a participant engages in "detrimental activity" (as defined in the RSU Plans) while employed or serving as a director, or during a period commencing on the participant's termination date and ending one year following the date that a participant terminates employment or a directorship: (i) the participant will forfeit vested and unvested matching RSUs to the extent not yet paid to a participant and (ii) the Company may recover from a participant, the value of any shares of Common Stock that were distributed under the applicable RSU Plan as a result of any matching RSUs, valued at the greater of the "fair market value" on the date a participant received payment under such RSU Plan or the date that a participant engaged in "detrimental activity."

        The Company has the right to amend or terminate the RSU Plans at any time, by action of its Board of Directors, provided that no such action will adversely affect a participant's rights under such RSU Plan with respect to RSUs purchased or awarded and vested before the date of such action. No amendment will be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule. The RSU Plans are administered by the Committee.

        During fiscal year 2003, the Compensation Committee was comprised of Norman S. Matthews, Michael Goldstein and John D. Kerin. None of these Compensation Committee members was, at any time, an officer or employee of the Company or any of its subsidiaries and no "compensation committee interlocks" existed during fiscal year 2003.

Option/SAR Grants in Fiscal 2003/Long Term Incentive Plan Awards in 2003

        There were no options granted or stock appreciation rights issued, or any long term incentive plan awards, by the Company in 2003 to the Named Executive Officers.

Certain Information Concerning Stock Options/SARs

        The following table sets forth certain information with respect to stock options exercised in 2003 as well as the value of stock options at the fiscal year end. No stock appreciation rights were exercised during 2003.

Aggregated Option/SAR Exercises in Fiscal 2003 and Fiscal
Year-End Option/SAR Value

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Year-End Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/SARs at Year- End ($) Exercisable/ Unexercisable(1)(2)
Arthur E. Reiner	—	—	434,632/100,000	$733,780/$550,000
Joseph M. Melvin	—	—	110,000/35,000	$296,600/$226,700
Leslie A. Philip	—	—	148,000/42,000	$537,322/$258,360
Edward J. Stein	—	—	59,000/17,000	$258,670/$83,973
Bruce E. Zurlnick	—	—	28,333/13,000	$137,631/$76,715

(1)
The value of Unexercised In-the-Money Options/SARs represents the aggregate amount of the excess of $14.83, the closing price for a share of Common Stock at year end, over the relevant exercise price of all "in-the-money" options.

(2)
The options granted under the 1997 Plan generally vest over periods of up to five years. Other vesting schedules have also been utilized by Finlay.

Equity Compensation Plan Table

        Options to purchase Common Stock, restricted stock and RSUs have been granted to employees and non-employee directors under various stock-based compensation plans. The following table summarizes the number of stock options issued, shares of restricted stock and RSUs awarded, the weighted-average exercise price and the number of securities remaining to be issued under all outstanding equity compensation plans as of January 31, 2004.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)
Equity compensation plans approved by security holders	1,472,998(2)	$11.37	530,527(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,472,998	$11.37	530,527

(1)
Awards are permitted under the plans in the form of (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards, including purchases and awards under the RSU Plans, subject to such terms and conditions as the Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in Common Stock in the discretion of the Company's Compensation Committee; or (vi) any combination of the foregoing.

(2)
As of January 31, 2004, an aggregate of 156,000 shares of restricted stock have been issued under the 1997 Plan. Pursuant to awards made in October 2003 under the 1997 Plan, an additional 31,250 shares of restricted stock will be issued to certain executive officers of the Company on September 30, 2007 (or an earlier vesting date under certain circumstances), provided the respective officers are then employed by the Company.

Employment and Other Agreements and Change of Control Arrangements

        Mr. Reiner is party to an employment agreement pursuant to which he is serving as Chairman of the Board, President and Chief Executive Officer of the Company for a term expiring on January 31, 2005. In accordance with the agreement, Mr. Reiner's annual base salary is currently at an annual rate of $1,005,000. In addition to his base salary, Mr. Reiner is entitled to an annual bonus payment based on the satisfaction by Finlay of certain financial performance criteria. Under Mr. Reiner's agreement, Finlay is required to provide Mr. Reiner with certain insurance and other ancillary benefits.

        In connection with the extension of Mr. Reiner's employment agreement to January 31, 2005, the Company issued to Mr. Reiner in February 2001 under the 1997 Plan an aggregate of 100,000 shares of restricted stock which will become vested and nonforfeitable if Mr. Reiner is continuously employed by Finlay through January 31, 2005. If Mr. Reiner's employment is terminated without cause or for other specified circumstances, a pro rata portion of the restricted stock would become nonforfeitable. If Mr. Reiner's employment is terminated prior to a change of control (as defined in the agreement) without cause, or under other specified circumstances, Mr. Reiner would continue to receive his base salary for the balance of the term and bonus compensation as if such termination had not occurred. In the event his employment is terminated under certain circumstances following a change of control, Mr. Reiner would be entitled to a lump sum payment equal to 299% of his "base amount" (as defined in Section 280G(b)(3) of the Code), subject to certain restrictions. In addition, upon termination of his employment coincident with or following a change of control, all of his restricted stock would become nonforfeitable.

        In August 2003, the Company issued to Mr. Reiner an aggregate of 50,000 shares of restricted stock, of which 25,000 shares will become vested if Mr. Reiner is continuously employed by the Company through January 31, 2005 and the balance of which will become vested if he is continuously employed through June 30, 2007 (subject to accelerated vesting on terms similar to those applicable to his restricted stock described above).

        If, at the expiration of the term of his employment, Mr. Reiner and Finlay cannot agree upon terms to continue his employment, or if his employment is terminated without cause or for other specified reasons, Mr. Reiner would be entitled to receive a severance payment in an amount equal to one year's base salary, together with certain insurance benefits.

        In May 1997, the Company appointed Mr. Melvin to serve as Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry. The Company has agreed to pay to Mr. Melvin an annual base salary of at least $350,000 as well as an annual bonus based on the achievement of certain targets. If Mr. Melvin's employment is terminated by Finlay without cause or his title is changed to a lesser title, he is entitled to receive a lump sum payment equal to one year's base salary.

        For information relating to the awards of restricted stock in October 2003 under the 1997 Plan to Mr. Melvin, Leslie A. Philip (Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry), Edward J. Stein (Senior Vice President and Director of Stores of Finlay Jewelry), and Bruce E. Zurlnick (Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry), which stock will be issued in September 2007 (or an earlier vesting date under certain circumstances, including a change of control (as defined in such Plan) so long as the respective officers are then employed by the Company, see "Security Ownership of Certain Beneficial Owners and Management."

Directors' Compensation

        Directors who are employees receive no additional compensation for serving as members of the Board of Directors.

        For serving as a director of the Company and Finlay Jewelry during the first fiscal quarter of 2003, each non-employee director received aggregate compensation at the rate of $20,000 per year plus $1,000 for each regular and special meeting attended and $500 for each committee meeting attended; Mr. Matthews and Mr. Goldstein each received an aggregate annual fee at the rate of $1,500 per year for service as Chairman of the Compensation Committee and the Audit Committee, respectively. Effective as of the second fiscal quarter of 2003, director compensation was modified to provide for annual fees at the rate of $25,000 per year to each non-employee director plus $1,000 for each meeting of the Board and each committee meeting attended in person, and $500 for each meeting in which a non-employee director participates by conference telephone call, with the Chairman of the Audit Committee receiving an aggregate annual fee at the rate of $6,000 and the Chairman for all other committees receiving an aggregate annual fee at the rate of $3,000. Prior to 2003, each non-employee director received, with respect to each year of service, options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant; all of which options vested on the first anniversary of the date of grant, except Mr. Matthews' options which are subject to various vesting periods of up to five years.

        Commencing in August 2003, each non-employee director was allowed to elect, under the Company's Director Deferred Compensation and Stock Purchase Plan described under the caption "—Long-Term Incentive Plans", to defer 100% of his or her eligible director fees that would otherwise be paid in cash and receive restricted stock units (i.e., RSUs). The participant RSUs are awarded and credited to a participant's account quarterly in an amount based on a formula which divides the cash amount deferred by the fair market value of a share of Common Stock on the award date. On each award date, the Company credits a participant's account with one matching RSU for each participant RSU purchased by the director. If dividends are paid with respect to shares of Common Stock, each participant's account, subject to Compensation Committee discretion, will be credited with dividend equivalents.

        The following non-employee directors own RSUs in the amounts set forth below:

	Participant RSUs	Matching RSUs
Rohit M. Desai	1,550	1,550
Michael Goldstein	1,923	1,923
John D. Kerin	1,550	1,550
Richard E. Kroon	1,550	1,550
Ellen R. Levine	734	734
Norman S. Matthews	1,737	1,737
Thomas M. Murnane	1,639	1,639

        The number of RSUs owned by each such director includes the following amounts of RSUs acquired during fiscal 2003: Mr. Desai: 816 participant RSUs and 816 matching RSUs; Mr. Goldstein: 1,012 participant RSUs and 1,012 matching RSUs; Mr. Kerin: 816 participant RSUs and 816 matching RSUs; Mr. Kroon: 816 participant RSUs and 816 matching RSUs; Mr. Matthews: 914 participant RSUs and 914 matching RSUs; and Mr. Murnane: 816 participant RSUs and 816 matching RSUs. As Ms. Levine became a director in 2004, she acquired no RSUs during fiscal 2003. See information under the caption "Executive Compensation—Long Term Incentive Plans."

        On August 2, 2004, additional RSUs will be awarded and credited to the non-employee directors in respect of their applicable quarterly director fees owing to such directors.

        During fiscal 2003, the Company paid to an affiliate of a former director a fee of $15,000 for consulting and management services rendered pursuant to a management agreement which terminated in March 2003.

        Mr. Reiner has an employment contract with Finlay. See information under the caption "Executive Compensation—Employment and Other Agreements and Change of Control Arrangements."

STOCKHOLDER PROPOSALS

        Stockholder proposals appropriate for consideration at the Company's annual meeting of stockholders to be held in 2005 must be received by the Company at 529 Fifth Avenue, New York, New York 10017, Attention: Secretary, in proper form and in accordance with the applicable regulations of the Commission, by January 20, 2005 to be included in the proxy statement and form of proxy relating to that meeting. If a stockholder submits a proposal after the January 20, 2005 deadline but still wishes to present the proposal at the annual meeting to be held in 2005, the proposal must be received by the Secretary of the Company no later than April 4, 2005, in proper form and in accordance with the applicable regulations of the Commission.

OTHER INFORMATION

        The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Special Meeting at a cost of $7,500 plus reimbursement of reasonable out-of-pocket expenses. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy soliciting material to the beneficial owners of stock, and the Company may reimburse such persons for their expenses.

        The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors.

Bonni G. Davis Vice President, Secretary and General Counsel

Dated: New York, New York
August 2, 2004

ANNEX A

FINLAY ENTERPRISES, INC.
2004 CASH BONUS PLAN

ARTICLE 1—DEFINITIONS

        The following terms have the meanings indicated unless a different meaning is clearly required by the context:

        1.1   "Board of Directors" means the Board of Directors of the Corporation.

        1.2   "Code" means the Internal Revenue Code of 1986, as amended.

        1.3   "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two directors of Finlay Enterprises, Inc., each of whom shall be "outside directors" within the meaning of Section 162(m) of the Code.

        1.4   "Corporation" means Finlay Enterprises, Inc. and its and their subsidiaries.

        1.5   "Executive Officer" has the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

        1.6   "Participant" means an individual who participates in the Plan pursuant to Section 3.1

        1.7   "Plan" means the Finlay Enterprises, Inc. 2004 Cash Bonus Plan, as amended from time to time.

ARTICLE 2—PURPOSE

        The purpose of the Plan is to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Corporation's performance goals; to link a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain key executives on a competitive basis, while seeking to preserve for the benefit, to the extent practicable, a tax deduction by the Corporation for payments of incentive compensation to such executives through payment of qualified "performance-based" compensation within the meaning of Section 162(m)(4)(C) of the Code.

ARTICLE 3—PARTICIPATION

        3.1   Participants in the Plan are those Executive Officers who are designated by the Committee to participate in the Plan from time to time.

ARTICLE 4—PERFORMANCE GOALS

        4.1   With respect to the Corporation's fiscal year ending January 29, 2005, the Committee may grant an award under the Plan for any portion of the period beginning August 1, 2004, and ending January 29, 2005 and, on or before the expiration of the first 25% of the performance period, shall set one or more objective performance goals for each Participant for such performance period. Prior to the ninety-first (91st) day of each subsequent fiscal year of the Corporation, but no later than the expiration of the first 25% of any performance period of less than one year, the Committee shall set one or more objective performance goals for each Participant for such year or period, as the case may be. Such goals shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, adjusted net income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Corporation policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Corporation, or the exercise of specific areas of managerial responsibility. Each goal may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Corporation (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

        4.2   Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Corporation's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

          (a)   all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Corporation or the financial statements of the Corporation;

          (b)   all items of gain, loss or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Corporation during the fiscal year; and

          (c)   all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

        4.3   To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

        The Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify that the performance goals underlying the bonus payments have been satisfied.

ARTICLE 5—BONUS AWARDS

        5.1   At the time that annual performance goals are set for Participants, the Committee shall establish a maximum award opportunity for each Participant for the performance year or any period of less than one year. The maximum award opportunity shall be related to the Participant's base salary at the start of the performance year or such other period by a formula that takes account of the degree of achievement of the goals set for the Participant.

        5.2   The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed $2 million.

        5.3   Bonuses determined under the Plan shall be paid to Participants in cash at such time as bonuses are generally paid to other Executive Officers; provided, however, that no such payment shall be made until the Committee has certified (in the manner prescribed under applicable regulations under Section 162(m) of the Code) that the performance goals and any other material terms related to the award were in fact satisfied; and provided further that the timing of any such payment may be deferred pursuant to an agreement between the Corporation and a Participant.

        5.4   In the event of the death of a Participant after the end of a fiscal year and prior to any payment otherwise required pursuant to Section 5.3 hereof, such payment shall be made to the designated beneficiary of the Participant or, if no beneficiary shall have been designated, the representative of the Participant's estate.

        5.5   The Committee shall have the absolute discretion to determine amounts payable under the Plan in the event of the death, disability, retirement or other termination of employment of a Participant during a fiscal year, subject to the terms of any bonus arrangements agreed to by the Corporation and the Participant pursuant to a written agreement or otherwise.

        5.6   The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered in any manner, and any attempted assignment, transfer, pledge or encumbrance shall be null and void and of no force or effect.

ARTICLE 6—ADMINISTRATIVE PROVISIONS

        6.1   The Plan shall be administered by the Committee. The Committee shall have full, exclusive and final authority in all determinations and decisions affecting the Plan and Participants, including sole authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate under the circumstances, and to make any other determination it deems necessary or appropriate for the administration of the Plan. Decisions of the Committee shall be final and conclusive, and binding on all parties. All expenses of the Plan shall be borne by the Corporation.

        6.2   No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Corporation shall indemnify and hold harmless each member of the Committee and each other director or employee of the Corporation or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Corporation.

ARTICLE 7—MISCELLANEOUS

        7.1   The Plan was adopted by the Board of Directors on July 30, 2004, subject to stockholder approval, and will be effective commencing with bonuses payable in respect of the Corporation's fiscal year ending January 29, 2005. If the Plan is not approved by the Corporation's stockholders at their special meeting scheduled to be held in September 2004, no bonus will be payable hereunder in respect of any fiscal year.

        7.2   The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan, provided that (a) no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code and (b) no such action shall adversely affect a Participant's rights under the Plan with respect to bonus arrangements agreed to by the Corporation and the Participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the Participant.

        7.3   The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws.

        7.4   All amounts required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions.

        7.5   Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Corporation or interfere in any way with the right of the Corporation at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant's employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year or any part thereof.

        7.6   The Corporation's obligation to pay a Participant any amounts under the Plan shall be subject to setoff, counterclaim or recoupment of amounts owed by a Participant to the Corporation.

ANNEX B

AMENDMENT TO THE FINLAY ENTERPRISES, INC.
1997 LONG TERM INCENTIVE PLAN

        Effective on and after July 30, 2004, subject to approval of the stockholders of Finlay Enterprises, Inc. (the "Corporation") as provided under any applicable law, regulation or stock exchange rule, the 1997 Long Term Incentive Plan, as amended (the "1997 Plan"), of the Corporation is hereby amended pursuant to Section 9.5 thereof in the following respect:

        1.     Section 6 of the 1997 Plan shall be amended by adding a new Section 6.7 to read as follows:

        6.7.  ADDITIONAL CODE SECTION 162(m) PROVISIONS

    (a)
    Notwithstanding any other provision of the Plan if the Committee determines, at the time an Award is granted to a participant who is then an officer, that such participant is, or is likely to be as of the end of the taxable year in which the Corporation would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 6.7 is applicable to such Award.

    (b)
    If an Award is subject to this Section 6.7, then the lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, adjusted net income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Committee may establish as an additional performance measure the attainment by a participant of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Corporation policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Corporation, or exercise of specific areas of managerial responsibility. The Committee will not have discretion to increase Awards over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the Awards have been satisfied. Each performance goal may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Corporation (including one or more divisions thereof, if any) and/or the current or past performance of other companies. Each goal shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

    (c)
    Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Corporation's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

B-1

      (i)
      all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Corporation or the financial statements of the Corporation;

      (ii)
      all items of gain, loss or expense for the fiscal year that are related to (A) the disposal of a business or discontinued operations or (B) the operations of any business acquired by the Corporation during the fiscal year; and

      (iii)
      all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

      To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

    (d)
    The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the participant, or under such other conditions where such waiver will not jeopardize the treatment of Awards as "performance-based compensation" under Section 162(m) of the Code.

    (e)
    The Committee shall have the power to impose such other restrictions on Awards subject to this Section 6.7 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

        2.     Section 6.5(b) of the 1997 Plan shall be amended by deleting the third sentence thereof.

        3.     Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the 1997 Plan.

        4.     Except as amended hereby, the 1997 Plan shall remain in full force and effect, without change or modification.

                      BY ORDER OF THE BOARD OF
                      DIRECTORS OF FINLAY ENTERPRISES, INC.

B-2

PROXY

FINLAY ENTERPRISES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
OF FINLAY ENTERPRISES, INC. FOR THE SPECIAL MEETING
OF STOCKHOLDERS—SEPTEMBER 8, 2004

        The undersigned hereby appoints ARTHUR E. REINER, JOSEPH M. MELVIN and LESLIE A. PHILIP, and each of them, with power of substitution and resubstitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Finlay Enterprises, Inc. to be held at the Company's offices located at 529 Fifth Avenue (entrance on 44th Street), 5th Floor, New York, New York at 10:00 a.m. (local time) on September 8, 2004, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF PROPOSAL NO. 1 AND PROPOSAL NO. 2

TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

[BACK]

        1.     APPROVAL OF THE FINLAY ENTERPRISES, INC. 2004 CASH BONUS PLAN:

☐	FOR	☐	AGAINST	☐	ABSTAIN

        2.     APPROVAL OF AN AMENDMENT TO THE FINLAY ENTERPRISES, INC. 1997 LONG TERM INCENTIVE PLAN, AS AMENDED, TO ALLOW FOR AWARDS BASED ON PERFORMANCE TO BE DEDUCTIBLE UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE:

☐	FOR	☐	AGAINST	☐	ABSTAIN

        3.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        If no direction is given, this proxy will be voted FOR the approval of Proposal No. 1 and Proposal No. 2.

        Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature

Signature

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

QuickLinks

FINLAY ENTERPRISES, INC.
529 Fifth Avenue New York, New York 10017 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS September 8, 2004
FINLAY ENTERPRISES, INC. 529 Fifth Avenue New York, New York 10017 PROXY STATEMENT
RECORD DATE
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1
Approval of the Finlay Enterprises, Inc. 2004 Cash Bonus Plan
PROPOSAL NO. 2 Amendment of the 1997 Long Term Incentive Plan
EXECUTIVE COMPENSATION
Aggregated Option/SAR Exercises in Fiscal 2003 and Fiscal Year-End Option/SAR Value
STOCKHOLDER PROPOSALS
OTHER INFORMATION
FINLAY ENTERPRISES, INC. 2004 CASH BONUS PLAN ARTICLE 1—DEFINITIONS
ARTICLE 2—PURPOSE
ARTICLE 3—PARTICIPATION
ARTICLE 4—PERFORMANCE GOALS
ARTICLE 5—BONUS AWARDS
ARTICLE 6—ADMINISTRATIVE PROVISIONS
ARTICLE 7—MISCELLANEOUS
AMENDMENT TO THE FINLAY ENTERPRISES, INC. 1997 LONG TERM INCENTIVE PLAN
PROXY FINLAY ENTERPRISES, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS OF FINLAY ENTERPRISES, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS—SEPTEMBER 8, 2004
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL NO. 1 AND PROPOSAL NO. 2 TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.